UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2022

VALERO ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13175	74-1828067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	VLO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

The Human Resources and Compensation Committee (the “Committee”) of the Board of Directors of Valero Energy Corporation (“Valero”) has approved several prospective design modifications to Valero’s executive compensation program, including changes to (i) the compensation comparator peer group used by the Committee to benchmark and approve compensation target levels for Valero’s named executive officers and (ii) certain components of Valero’s long-term incentive program for officers. Specifically, these design modifications would implement the following prospective changes (such changes, the “Compensation Design Changes”):

•

revise Valero’s current compensation comparator group, as disclosed in Valero’s 2022 proxy statement, to remove Ford Motor Company and to add LyondellBassell Industries N.V., Raytheon Technologies Corporation and Lockheed Martin Corporation;

•

add LyondellBassell Industries N.V. to Valero’s current performance peer group, as disclosed in Valero’s 2022 proxy statement and used for measuring relative total stockholder return (“TSR”) within Valero’s performance shares;

•	target relative TSR performance for Valero’s performance shares to be above the median (50th percentile), rather than the current target of median performance; and

•	apply a cap on overall performance share payouts at 100% of target when Valero’s relative TSR over the performance period is negative.

After careful consideration by the Committee of the alignment of executive pay to Valero’s performance, the Committee approved the Compensation Design Changes, which incorporate feedback the Committee received from stockholder engagement in 2022.

The Compensation Design Changes will apply to future executive compensation determinations and future grants of performance shares as discussed above, with the ultimate terms and details of such decisions set by the Committee. Additional information on the process and timing of the Committee’s compensation decisions can be found in Valero’s 2022 proxy statement. It is expected that additional details with respect to the Compensation Design Changes, and any other compensation design changes that may be made in connection therewith, will be known and disclosed as necessary at the time such determinations are approved.

Safe Harbor Statements

The information in Item 7.01 of this Current Report on Form 8-K is being furnished, not “filed,” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any registration statement filed by Valero under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, unless specifically identified in such filing as being incorporated by reference in such filing. The furnishing of the information in Item 7.01 of this Current Report on Form 8-K is not intended to, and does not, constitute a determination or admission by Valero that such information is material or complete, or that investors should consider such information before making an investment or voting decision with respect to Valero or any of its affiliates.

Statements contained in this Current Report on Form 8-K that state Valero’s or the Committee’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act and the Exchange Act. The forward-looking statements in this Current Report on Form 8-K the include the expectations with respect to the prospective Compensation Design Changes and future executive compensation determinations and future grants of performance shares. It is important to note that actual results and outcomes could differ materially from those expressed or projected in such forward-looking statements based on numerous factors, including those outside of Valero’s control. For more information concerning factors that could cause actual results and outcomes to differ from those expressed or projected, see Valero’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other reports filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY CORPORATION

Date: September 26, 2022	by:	/s/ Richard J. Walsh
Richard J. Walsh
Senior Vice President, General Counsel and Secretary